     As filed with the Securities and Exchange Commission on May 12, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                           COOPER CAMERON CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                                                      76-0451843
       (State or other jurisdiction of                                                   (I.R.S. Employer
       incorporation or organization)                                                    Identification No.)

  515 Post Oak Boulevard, Suite 1200
            Houston, Texas                                                                         77027
(Address of Principal Executive Offices)                                                        (Zip Code)

              COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 Franklin Myers
              Senior Vice President, General Counsel and Secretary
                           Cooper Cameron Corporation
                     515 Post Oak Boulevard, Suite 1200
                              Houston, Texas 77027
                    (Name and address of agent for service)

                                 (713) 513-3300
         (Telephone number, including area code, of agent for service)
                       ----------------------------------

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                           Proposed         Proposed
                                                           Maximum          Maximum
                                      Amount               Offering        Aggregate        Amount of
       Title of Securities             to be              Price Per         Offering       Registration
       to be Registered (1)         Registered             Share(2)         Price(3)           Fee
--------------------------------------------------------------------------------------------------------
       Common Stock, par value      1,500,000(4)            $68.50        $102,750,000       $35,432
       $.01 per share
========================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1934, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Long-Term Incentive Plan.
(2) Estimated based on the reported New York Stock Exchange composite transactions closing price on May 6, 1997, which is within 5 business days prior to the date of filing of this registration statement.
(3)      Estimated solely for the purpose of calculating the filing fee.
(4) Each share of Common Stock offered hereby includes one purchase right issuable under the Cooper Cameron Corporation Rights Plan which is exercisable upon the occurrence of certain specified events.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Cooper Cameron Corporation ("Cooper Cameron" or the "Company"), are incorporated herein by reference and made a part hereof:

         (a) Registration Statement on Form S-8 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on July 26, 1995, relating to the Long-Term Incentive Plan (File No. 33-95004).

         (b)     Annual Report on Form 10-K for the year ended December 31,
         1996.

     All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements of Cooper Cameron for the year ended December 31, 1996, incorporated by reference in Cooper Cameron's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         The opinion as to the legality of the securities registered hereunder is being given by Franklin Myers, Senior Vice President, General Counsel and Secretary of the Company. Mr. Myers is eligible to participate in the Cooper Cameron Corporation Long-Term Incentive Plan.

ITEM 8.  EXHIBITS

4.1 First Amended and Restated Bylaws of Cooper Cameron Corporation (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 1997 (File No. 001-13884)).

4.2 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent (incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

4.3 Amended and Restated Long-Term Incentive Plan (incorporated herein by reference to the Cooper Cameron Corporation Proxy Statement for the Annual Meeting of Stockholders held on May 8, 1997.)

5.1 Opinion and Consent of Franklin Myers, Senior Vice President, General Counsel and Secretary of the Company.

23.1     Consent of Franklin Myers (contained in his opinion filed as Exhibit
5.1 hereto.)

23.2     Consent of Independent Auditors.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 8th day of May, 1997.

                                        COOPER CAMERON CORPORATION
                                        (Registrant)


                                        /s/ Thomas R. Hix

                                        ----------------------------------------
                                        By:  Thomas R. Hix
                                        Thomas R. Hix, Senior Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 1997:

     Signature                                     Title
     ---------                                     -----
/s/ Sheldon R. Erikson
--------------------------------------             Director, Chairman, President &
Sheldon R. Erikson                                 Chief Executive Officer (principal
                                                   executive officer)

/s/ Thomas R. Hix
--------------------------------------             Senior Vice President & Chief
Thomas R. Hix                                      Financial Officer
                                                   (principal financial officer)

/s/ Joseph D. Chamberlain
--------------------------------------             Vice President & Controller
Joseph D. Chamberlain                              (principal accounting officer)

/s/ C. Baker Cunningham
--------------------------------------                      Director
C. Baker Cunningham


/s/ Grant A. Dove
--------------------------------------                      Director
Grant A. Dove


/s/ Michael E. Patrick
--------------------------------------                      Director
Michael E. Patrick


/s/ David Ross
--------------------------------------                      Director
David Ross


/s/ Michael J. Sebastian
--------------------------------------                      Director
Michael Sebastian


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 8th day of May 1997.


                                        COOPER CAMERON CORPORATION
                                        LONG-TERM INCENTIVE PLAN

                                        ADMINISTRATIVE COMMITTEE

                                        /s/ Thomas R. Hix

                                        --------------------------------------
                                        By:  Thomas R. Hix, Chairman

                              INDEX TO EXHIBITS

4.1 First Amended and Restated Bylaws of Cooper Cameron Corporation (incorporated herein by reference to Exhibit 3.2 to the Annual Report
         on Form   10-K of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 1997 (File No. 001-13884)).

4.2 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent (incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

4.3 Amended and Restated Long-Term Incentive Plan (incorporated herein by reference to the Cooper Cameron Corporation Proxy Statement for the Annual Meeting of Stockholders held on May 8, 1997.)

5.1 Opinion and Consent of Franklin Myers, Senior Vice President, General Counsel and Secretary of the Company.

23.1     Consent of Franklin Myers (contained in his opinion filed as Exhibit
         5.1 hereto.)

23.2     Consent of Independent Auditors.